                                                                    Exhibit 99.2


                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Textilease Corporation and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Textilease Corporation and Subsidiaries (the "Company") at December 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company adopted the Financial Accounting Standards Board Statement No. 142, "Intangible Assets and Goodwill," effective January 1, 2002.

As discussed in Note 3 to the consolidated financial statements, the Company has restated its consolidated financial statements as of and for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP

March 28, 2003, except for Notes 3 and 14, as to which the dates are November 14, 2003 and September 2, 2003, respectively
Baltimore, Maryland

TEXTILEASE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2002
(Restated - see Note 3)
--------------------------------------------------------------------------------

Cash                                                              $   930,040
Marketable securities                                                  40,963
Accounts receivable - trade, net of allowance for doubtful
  accounts of $300,000                                              8,094,712
Inventories                                                        23,655,158
Prepaid expenses and other current assets                           1,509,382
                                                                  -----------
     Total current assets                                          34,230,255
                                                                  -----------
Property, plant and equipment, net of accumulated depreciation
  of $26,413,042                                                   18,734,332
                                                                  -----------
Other assets
  Cash surrender value - officers' life insurance, net of policy
    loans of $3,044,857                                             1,118,804
  Goodwill                                                         10,178,718
  Intangible assets                                                 1,228,067
  Receivable from insurance trusts                                  1,897,396
  Deposits and other assets                                         1,641,267
                                                                  -----------
     Total other assets                                            16,064,252
                                                                  -----------
     Total assets                                                 $69,028,839
                                                                  ===========





   The accompanying notes are an integral part of these financial statements.

TEXTILEASE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2002
(Restated - see Note 3)
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable - trade                                          $  4,878,992
  Accrued expenses                                                     3,420,373
  Deferred income taxes, current                                       3,461,267
  ESOP contribution payable and deferred compensation                    969,321
  Notes payable                                                        8,329,149
  Current maturities of long-term debt                                 2,383,690
                                                                    ------------
    Total current liabilities                                         23,442,792
                                                                    ------------
Long-term liabilities
  Deferred income taxes                                                  865,848
  Deferred compensation, net of current portion                        3,736,852
  Long-term debt, net of current maturities                            9,932,626
                                                                    ------------
    Total long-term liabilities                                       14,535,326
                                                                    ------------
    Total liabilities                                                 37,978,118
                                                                    ------------
Contingencies and commitments

Stockholders' equity
  Common Stock Class A, voting, $0.50 par value per share,
    1,500,000 shares authorized, 1,026,088 shares issued
    and outstanding                                                      513,044
  Common Stock Class B, non-voting, $0.50 par value per share,
    1,100,000 shares authorized, 1,075,840 shares issued and
    outstanding                                                          537,920
  Common Stock Class C, non-voting, $0.50 par value per share,
    100,000 shares authorized, issued and outstanding                     50,000
    ESOP, voting, $0.50 par value per share, 1,000,000 shares
    authorized, 412,533 shares issued and outstanding                    206,267
  Additional paid-in capital                                          11,867,795
  Retained earnings                                                   18,647,089
  Stockholders notes receivable                                         (243,600)
  Accumulated other comprehensive income                                (527,794)
                                                                    ------------
    Total stockholders' equity                                        31,050,721
                                                                    ------------
    Total liabilities and stockholders' equity                      $ 69,028,839
                                                                    ============


   The accompanying notes are an integral part of these financial statements.

TEXTILEASE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2002
(Restated - see Note 3)
--------------------------------------------------------------------------------


Revenue
Rental and service income                                        $75,784,354
Product sales                                                     19,550,837
                                                                  ----------
     Total revenue                                                95,335,191

Cost of rentals and service (exclusive of depreciation)           41,539,515
Cost of products sold (exclusive of depreciation)                 11,343,294
                                                                  ----------
     Total cost of rentals, services and products sold            52,882,809
                                                                  ----------

OPERATING EXPENSES
Selling and delivery expenses                                     25,717,443
General and administrative expenses                               12,444,590
ESOP contribution                                                  1,136,710
Net periodic pension expense (benefit)                                72,603
                                                                  ----------
     Total operating expenses                                     39,371,346
                                                                  ----------
     Income from operations                                        3,081,036
                                                                  ----------

OTHER INCOME (EXPENSE)
Interest and dividend income                                           9,850
Miscellaneous income                                                 112,375
Interest expense                                                  (1,927,886)
                                                                  ----------
     Total other expense                                          (1,805,661)
                                                                  ----------
     Income before income taxes                                    1,275,375

Provision for income taxes                                           536,322
                                                                  ----------
     Net income                                                   $  739,053
                                                                  ==========






   The accompanying notes are an integral part of these financial statements.

TEXTILEASE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 2002
(Restated - see Note 3)
--------------------------------------------------------------------------------

                                                                                                          ACCUMULATED
                               COMMON STOCK                    ADDITIONAL                SHAREHOLDERS       OTHER
                          ---------------------------             PAID-IN      RETAINED       NOTES      COMPREHENSIVE
                          CLASS A   CLASS B   CLASS C    ESOP     CAPITAL      EARNINGS     RECEIVABLE      INCOME       TOTAL
                          --------  --------  -------  --------  -----------  -----------  ------------- ------------- -----------
BALANCES AS OF
  DECEMBER 31, 2001       $513,044  $507,920  $50,000  $161,069  $10,623,692  $18,420,287   $     --         $(100,844) $30,175,168

Issued 60,000 shares of
  Class B stock              --       30,000    --        --         213,600      --              --              --        243,600

Issued 100,225 shares of
  ESOP stock                 --         --      --       50,113    1,142,580      --              --              --      1,192,693

Redeemed 9,831 shares of
  ESOP stock                 --         --      --       (4,915)    (112,077)      --             --              --       (116,992)

Shareholders notes
  receivable                 --         --      --        --           --          --          (243,600)          --       (243,600)

Comprehensive income

  Net income                 --         --      --        --           --         739,053         --              --        739,053

  Other comprehensive
    income - minimum
    pension liability, net
    of tax of $268,409       --         --      --        --           --          --             --          (426,950)    (426,950)
                                                                                                                        -----------
Comprehensive income         --         --      --        --           --          --             --              --        312,103
                                                                                                                        ===========
Dividends to shareholders    --         --      --        --           --        (512,251)        --              --       (512,251)
                          --------  --------  -------  --------  -----------  -----------  ------------- -------------  -----------
BALANCES AS OF
  DECEMBER 31, 2002       $513,044  $537,920  $50,000  $206,267  $11,867,795  $18,647,089     $(243,600)     $(527,794) $31,050,721
                          ========  ========  =======  ========  ===========  ===========  ============= =============  ===========


   The accompanying notes are an integral part of these financial statements.

TEXTILEASE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002
(Restated - See Note 3)
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                          $   739,053
Adjustments to reconcile net income to net cash provided by
  operating activities
     Depreciation and amortization                                    3,158,726
     Bad debt expense                                                   424,561
     Deferred income taxes                                              387,309
     ESOP expense                                                     1,136,710
     Loss on disposal of property and equipment                         108,699
     Other                                                               (4,598)
     Changes in assets and liabilities
          Accounts receivable - trade                                   719,123
          Inventories                                                 1,438,662
          Prepaid expenses                                              985,164
          Cash surrender value - officers' life insurance              (135,466)
          Deposits                                                     (204,722)
          Other assets                                                  173,525
          Accounts payable - trade                                    1,079,688
          Accrued expenses                                             (161,753)
          Deferred compensation                                         (55,954)
                                                                    -----------
               Total adjustments                                      9,049,674
                                                                    -----------
               Net cash provided by operating activities              9,788,727
                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment                             18,550
Purchases of property and equipment                                  (1,190,261)
Purchases of investments                                                   (540)
Payments to insurance trusts                                           (288,248)
                                                                    -----------
               Net cash used in investing activities                 (1,460,499)
                                                                    -----------



   The accompanying notes are an integral part of these financial statements.

TEXTILEASE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002
(Restated - see Note 3
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans against cash surrender value of
 officers' life insurance                                           $   102,654
Repayment of short-term debt                                         (5,741,697)
Repayment of long-term debt                                          (2,265,000)
Repayment of obligations under capital lease                           (186,199)
Dividends paid to stockholders                                         (512,251)
ESOP stock redemptions                                                 (116,992)
                                                                    -----------
     Net cash used in financing activities                           (8,719,485)
                                                                    -----------
     Net decrease in cash                                              (391,257)

CASH
Beginning of year                                                     1,321,297
                                                                    -----------
End of year                                                         $   930,040
                                                                    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for
  Interest                                                          $ 1,649,744
  Income taxes (refunds received), net                                 (397,435)

Non-cash tax effect on additional minimum pension liability             268,409

NON-CASH INVESTING ACTIVITY
Assets purchased under capital lease                                    578,811

NON-CASH FINANCING ACTIVITY
Issuance of ESOP stock                                                1,192,693

   The accompanying notes are an integral part of these financial statements.

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002



1.    ORGANIZATION

      Textilease Corporation (the "Company") was formed in November 1947 for the primary purpose of leasing uniforms to businesses in the Mid-Atlantic Region. The Company has expanded to encompass leasing and direct sale of workplace products that enhance the appearance of the workplace, and enhance the appearance, health and well-being of employees. Textile products, including garments, high quality restaurant linen, mats, shop towels, mops and other products have a target market of the Southeastern United States, as do workplace first aid and safety products that are personally delivered by van-based sales representatives. Direct shipment of first aid and safety products at the retail and wholesale distribution level takes place nationally through two wholly owned subsidiaries.

      In addition, a subsidiary garment manufacturing plant in Puerto Rico supplies products to Textilease Corporation and other purchasers.

      Textilease Corporation grants credit to a wide variety of businesses in diverse industries throughout the United States.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION
      The consolidated financial statements for the year ended December 31, 2002 include the accounts of Textilease Corporation and its wholly-owned subsidiaries, Quick-Aid, Inc., Textilease Medique, Inc., Stempler Enterprises, Inc., and Pride America Garments, Inc. jointly referred to as the "Company." All significant intercompany accounts and transactions have been eliminated.

      CASH AND CASH EQUIVALENTS
      All short-term investments that have original maturities of three months or less are considered to be cash equivalents. Cash equivalents consist of overnight investments stated at cost, which approximates fair value.

      MARKETABLE SECURITIES
      Marketable securities are stated at cost which approximates market value.

      REVENUE RECOGNITION
      Revenues on rental and service income are recorded over the term of the lease and when such services are performed. Revenues on product sales to customers are recorded upon the shipment of products, in accordance with the terms of the invoice.

      SHIPPING AND HANDLING COSTS
      Shipping and handling fees billed to customers are recognized as a component of the related underlying revenue.

      ALLOWANCE FOR DOUBTFUL ACCOUNTS
      The allowance for losses arising from uncollectible customer accounts receivable is based on historical bad debt experience and an evaluation of accounts receivable balances at year end.

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------

Changes in the allowance for doubtful accounts for the year ended December 31, 2002 was as follows:


Balance, beginning of period                                     $    350,000
Write-offs                                                           (582,253)
Recoveries of accounts previously written off                         107,692
Provision for bad debts                                               424,561
                                                                 ------------
Balance, end of period                                           $    300,000
                                                                 ============


INVENTORIES
Inventories consist of new goods and supplies, and rental merchandise in service. New goods and supplies are valued at the lower of average cost or market using the First-in, First-out (FIFO) method. Rental merchandise in service is stated at cost less amortization, which is not in excess of market, and is amortized over service lives ranging from 6 to 36 months and is included as a component of cost of rentals and service.

The components of inventories as of December 31, 2002 are as follows:

New goods and supplies                                           $  9,775,645
Rental merchandise in service                                      13,879,513
                                                                 ------------
     Total                                                       $ 23,655,158
                                                                 ============

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are stated at cost. Major additions and betterments are charged to the asset accounts while maintenance and repairs, which do not improve or extend the lives of the assets, are expensed currently. Upon disposal of property, plant and equipment, the cost of the asset and the related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in other income. Property, plant and equipment as of December 31, 2002 is as follows:

Land                                                             $    693,334
Buildings and improvements                                         15,166,725
Machinery and equipment                                            22,987,899
Office furniture and equipment                                      5,548,362
Automobiles and trucks                                                751,054
                                                                 ------------
                                                                   45,147,374

Less: accumulated depreciation                                    (26,413,042)
                                                                 ------------
     Property, plant and equipment, net                          $ 18,734,332
                                                                 ============


Depreciation is provided using the straight-line method over the estimated useful lives of the assets, as follows: 5-10 years for machinery, furniture, equipment, and automobiles; and 20-40 for buildings and improvements. Depreciation expense for the year ended December 31, 2002 was $3,109,270. Equipment held under capital leases amortized using the straight-line method over the life of the asset pursuant to Statement of Financial Standard ("SFAS") No. 13, "Accounting for Leases ("SFAS 13"). As of December 31, 2002, Property, plant and equipment includes gross assets acquired under capital leases of $1,428,304 and related amounts included in accumulated depreciation were $164,890.

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002


      PROPERTY, PLANT AND EQUIPMENT
      The Company assesses impairment of its property and equipment based on whether it is probable that undiscounted estimated future cash flows of its property and equipment will be less than its net book value. If the property and equipment is impaired, its basis is adjusted to its fair market value.

      DEFERRED COMPENSATION
      The Company has deferred compensation plans with certain key employees. There are a variety of plans, but generally compensation is earned over a 30 year period with a minimum period of 10 years of service needed before contract rights vest. Benefits would be paid at retirement age, disability or death, over a period of 10 years.

      The present value of benefits payable at retirement is being accrued as deferred compensation expense over the period from the date of the contract through the first date the employees are eligible to receive full benefits. Present value is determined using discount rates determined at inception of the contract.

      INCOME TAXES
      Provisions for federal, state and local income taxes are calculated on reported financial statement pre-tax income based on current tax law. Income taxes include deferred taxes resulting from temporary differences in income for financial statement and tax purposes. These temporary differences result primarily from differences in the carrying value of assets and liabilities.

      INTANGIBLE ASSETS AND GOODWILL

      Effective January 1, 2002, the Company adopted the full provisions of SFAS No. 141, "Business Combinations" and SFAS 142, "Goodwill and Other Intangible Assets." In connection with its adoption of SFAS 141 and 142, the Company evaluated its intangible assets, other than goodwill, and determined that its intangible assets are comprised of trademarks to be indefinite lived. SFAS 142 requires that purchased goodwill and certain indefinite-lived intangibles no longer be amortized, but instead be tested for impairment at least annually. SFAS 142 prescribes a two-phase process for impairment testing of goodwill. The first phase screens for impairment; while the second phase (if necessary), measures the impairment. The Company has completed the transitional impairment test, which did not result in the impairment of recorded goodwill or its indefinite lived intangibles.

      RECEIVABLE FROM INSURANCE TRUSTS
      The Company established six split-dollar life insurance policies in 1991 as an estate tax funding plan for the benefit of an officer/shareholder. Under the agreement, the Company is paying a portion of the premiums on the six policies for a period of ten to twelve years. Upon the death of the officer/shareholder, the Company's interest in these policies will be purchased by trusts set up under the agreement through a combination of cash and Textilease stock. These receivables are recorded at

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002


      the net present value of the cumulative premiums paid by the Company, discounted over the life expectancy of the officer/shareholder.

      SALES COMMISSIONS
      Sales commissions are expensed over the life of the sales contracts for which commissions are earned.

      ADVERTISING
      Advertising costs are charged to operations when incurred. Advertising expense for the year ended December 31, 2002 was $916,563.

      USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS
      Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

      FAIR VALUE OF FINANCIAL INSTRUMENTS
      The Company believes that the carrying amount of certain of its financial instruments, which include cash equivalents, accounts receivable, accounts payable, and obligations under capital leases approximate fair value, due to the relatively short maturity of these instruments. The carrying amount of variable-rate and fixed-rate long-term debt approximates fair value.

      DERIVATIVE FINANCIAL INSTRUMENTS
      The Company accounts for derivative instruments and hedging activities in accordance with Statement of Financial Accounting Standards No. 133 ("FAS 133"), Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative financial instruments, including certain derivative financial instruments embedded in other contracts and for hedging activity. FAS 133 requires the Company to recognize all derivatives as either assets or liabilities in its financial statements and record these instruments at their fair values. In order to achieve hedge accounting treatment, hedging activities must be appropriately designated, documented and proven to be effective as a hedge of a balance sheet item pursuant to provisions of FAS 133 (see
      Note 4).

      GUARANTEES AND INDEMNIFICATIONS
      In the ordinary course of business, the Company may enter into agreements for the supply of goods or services to customers that provide warranties to the customer on one or more of the following: (i) the quality of the goods and services supplied by the Company; (ii) the performance of the goods supplied by the Company; and (iii) the Company's compliance with certain specifications and applicable laws and regulations in supplying the goods and services. Liability under such warranties often is limited to a maximum amount, by the extent of the liability, or by the time period within which a claim must be asserted. The Company's warranty obligations under such supply agreements were immaterial.

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

      Additionally, the Company may enter into service agreements with service providers in which it agrees to indemnify the service provider against certain losses and liabilities arising from the service provider's performance under the agreement. Generally, such indemnification obligations do not apply in situations in which the service provider is grossly negligent, engages in willful misconduct, or acts in bad faith. The Company's liability under such service agreements was immaterial.

3.    RESTATEMENT

      During 2003, the Company determined that it had not accounted for a deferred compensation obligation with one of its key executives. The 2002 financial statements and the December 31, 2001 retained earnings balance have been restated to reflect the correction of this error. The effect of this correction on the December 31, 2002 Consolidated Balance Sheet was to increase accrued deferred compensation by $1,001,000 and to decrease deferred tax liabilities by $386,000 and retained earnings by $615,000. The effect of this correction on retained earnings as of December 31, 2001 was a decrease of $559,000. The effect of this correction on the 2002 Consolidated Statement of Income was to increase general and administrative costs, decrease income from operations by $91,000, decrease the provision for income taxes by $35,000 and to decrease Net Income by $56,000.

4.    DERIVATIVE FINANCIAL INSTRUMENTS

      The Company uses an interest rate swap agreement (the "Agreement"), entered into in May 2000, with a large commercial bank to hedge the interest rate on its unsecured senior notes bearing interest at a fixed rate of 9% (see Note 5). The Company does not hold or issue derivative financial instruments for trading purposes.

      The Agreement matures in June 2003 and entitles the Company to receive (at 9.0%) and pay (at 8.5%), on a monthly basis, the difference between these fixed interest rates, unless monthly U.S. LIBOR is equal to or greater than 7.5%. If monthly U.S. LIBOR is equal to or greater than 7.5%, then the amount paid by the Company is based on a variable rate (thirty-day LIBOR plus 1.25%). The monthly difference received or paid is calculated by reference to an agreed notional principal amount. The notional balance of the swap converts a portion of the outstanding principal balance on the unsecured senior note at various amounts over the life of the Agreement. The notional principal balance was $6,750,000 at December 31, 2002. The fixed rate paid at December 31, 2002 was 8.5%. The fixed rate received under this agreement is 9%.

      The Company has elected, as permitted by FAS 133, not to prove the hedge effectiveness of its interest rate swap due to the administrative burden of complying with FAS 133. As a result, changes in the fair value of the interest rate swap are recorded through current income rather than through other comprehensive income.

      For the year ended December 31, 2002, the Company recognized a net loss of $35,198, reported in interest expense in the Statement of Income, which represented the change in fair value of the derivative during the year. As of December 31, 2002, the fair value of the interest rate swap was $13,305 and is included in other assets.

5.    NOTES PAYABLE

      On October 31, 2002, the Company renewed a $16.0 million unsecured Credit Agreement, which expires on October 31, 2003, with a financial institution for working capital and other general corporate needs. The amount available is subject to borrowing base limits of 80% of eligible accounts receivable, 50% of eligible merchandise in service up to $7.5 million, and 20% of eligible new goods and supplies inventory up to $2.5 million. At December 31, 2002, $8,329,149 was outstanding while $7,670,851 of additional borrowings were available under the Credit Agreement. A commitment fee of .375% per annum on the amount of remaining availability less the amount of outstanding letters of credit is payable quarterly. During the year ended December 31, 2002, the Company recognized $12,204 for commitment fees. The Credit Agreement accrues interest at the thirty day LIBOR (London InterBank Offered Rate) rate plus an applicable margin of 2.25%. The applicable margin can be adjusted quarterly by .25% to a minimum of 1.45% based on the

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
-------------------------------------------------------------------------------

     Company's achievement of certain leverage ratios. Interest is payable monthly in arrears on the first business day. At December 31, 2002, the interest rate was 3.19%.

     The Company can obtain letters of credit up to the lesser of the outstanding debt or $2 million. A commitment fee of 1% per annum on the outstanding letter of credit is payable prior to the issuance of such letter of credit and on each renewal date. At December 31, 2002, $860,750 of the available letters of credit has been reserved for a specific purpose, but, was not utilized as of year-end.

     Under the Credit Agreement, the Company is required to comply with non-financial covenants as well as certain minimum ratios including leverage, debt coverage, and net worth ratios. At December 31, 2002, the Company was in compliance with these covenants.

6.   LONG-TERM DEBT

     Long-term debt as of December 31, 2002 consists of the following:


     Unsecured senior notes due May 15, 2005. Interest
     is payable semi-annually at 8.87%. Principal
     payments of $1,000,000 are payable each May 15
     beginning in 1998 and thereafter through 2004.              $ 2,000,000

     Unsecured senior notes due May 16, 2006. Interest
     is payable semi-annually at 9%. Principal payments
     of $1,000,000 are payable in 2000 through 2003,
     $1,500,000 in 2004, $3,000,000 in 2005, and
     $3,500,000 in 2006.                                           9,000,000

     Non-compete note payable. Payable in three
     annual installments of $60,0000.                                120,000

     Capital leases, bearing interest rates ranging from
     5.9% - 11.5%, payable in various monthly
     installments through December 2007.                           1,196,316
                                                                ------------
                                                                  12,316,316
    Less current maturities                                       (2,383,690)
                                                                ------------
                                                                $  9,932,626
                                                                ============

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------


Annual maturities of long-term debt and capital lease obligations for each of the years ended December 31 are as follows:

                                                         CAPITAL
                                             DEBT        LEASES        TOTAL
2003                                    $  2,060,000   $  344,300   $ 2,404,300
2004                                       2,560,000      344,935     2,904,935
2005                                       3,000,000      278,885     3,278,885
2006                                       3,500,000      235,580     3,735,580
2007                                              --      191,707       191,707
Thereafter                                        --        2,168         2,168
                                         -----------   ----------   -----------
                                          11,120,000    1,397,575    12,517,575

Less: amounts representing
  interest on leases                              --     (201,259)     (201,259)
                                         -----------   ----------   -----------
                                         $11,120,000   $1,196,316   $12,316,316
                                         ===========   ==========   ===========

At December 31, 2002, the Company was in compliance with all covenants related to its long term debt.

7.   RELATED PARTY TRANSACTIONS

In June 2000, the Company entered into a note receivable with a shareholder for $225,000. The terms of the note call for interest payments at 5% for 36 consecutive months, beginning August 15, 2000. Thereafter, the principal plus interest is payable in 60 equal monthly installments of $4,246, beginning September 15, 2003. The notes receivable has been classified in other assets on the balance sheet.

In July 2002, the Company entered into a Stock Purchase Agreement with two executives of the Company. The Company issued 30,000 shares of Class B common stock to each executive at a share price of $4.06, in exchange for a promissory note of $121,800. The notes bear interest at 4.25% per annum, payable semi-annually commencing January 1, 2003. The principal balance of $243,600 shall become due and payable in full on December 31, 2005.

8.   EMPLOYEE BENEFIT PLANS

TEXTILEASE CORPORATION PENSION PLAN
Textilease has a non-contributory defined benefit pension plan covering many of its employees. The benefits are based on years of credited service and on the employee's compensation. The company's funding policy is to make contributions sufficient to fund the benefits provided by the Plan and maintain the Plan in a sound actuarial condition. Plan assets principally consist of fixed income securities and equity securities. Entry into the Plan has been frozen since 1996.

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

      The funded status of the Company's pension plan at December 31, 2002 is as follows.

      Projected benefit obligation     $(2,694,299)
      Plan assets at fair value          1,876,486
                                       -----------
      Funded status                    $  (817,813)
                                       ===========



      For the year ended December 31, 2002, the pension obligation was calculated utilizing a discount rate of 6.875%, and an assumed rate of return on assets of 8%. Benefit payments were $242,148 for the year ended December 31, 2002.

      DEFINED CONTRIBUTION - RETIREMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)
      Textilease has a defined contribution retirement savings plan in which voluntary employee contributions are matched by the Company. The Company matches employee contributions with company stock on up to 4% of statutory earnings. The employees may make additional unmatched contributions subject to certain limitations. Prior to January 2001, participation was available to all employees with one year of service. As of January 2001, the eligibility requirement changed to six months of service. An additional annual stock distribution may be made to all employees eligible for the plan at the discretion of the Board of Directors.

      In 2002, the Board of Directors authorized the issuance of Company stock to the Employee Stock Ownership Plan to satisfy the accrued liability as of December 31, 2001 of $785,537 and a discretionary contribution of $407,154 for the year then ended, which was declared by the Board of Directors in May 2002. The number of shares issued was based on the fair market value per share of common stock of $11.90 at September 30, 2001. Accordingly, 100,225 shares were issued to the plan for the 2001 contribution and 2002 discretionary contribution.

      The Company has issued put options to participants who received a distribution of Company stock from the ESOP. These put options provide participants the right to sell their Textilease stock back to the Company within specified time periods at its then fair market value. The Company's repurchase obligation in connection with the put options would be approximately $4,909,143 were the participants to exercise their put options at December 31, 2002 based on the fair market value per share of $11.90 at September 30, 2002.

      The Company had an accrued ESOP liability of $710,240 as of December 31, 2002 and ESOP expense for the year then ended of $1,136,710.

      HEALTH AND WELFARE PLAN
      The Company has an employee benefit plan that provides health and death benefits to substantially all employees with over 90 days of service. Participants are required to make pre-determined contributions. Additional amounts needed to fund the plan are provided by Textilease. Additionally, this health and welfare plan covers certain individuals after retirement who have met certain age and years of service requirements.

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------

   The funded status of the Company's health and welfare plan at December 31, 2002 is as follows:

   Fair value of plan assets                                       $  1,479,215
   Projected benefit obligation                                      (1,274,558)
                                                                   ------------
   Funded status                                                   $    204,657
                                                                   ============
   Benefit plan expenses                                           $  2,825,165
                                                                   ============

   The weighted average assumptions used to calculate the projected benefit obligation for the year ended December 31, 2002 were as follows: discount rate of 6.875%; and health care cost trend rates of 5.0%. The health care cost trend rates for the Company are expected to remain at the same level as in the current year. Assumed health care cost trend rates have a significant effect on the amounts reported for post retirement medical plans. Included in plan assets are short term investments, including overnight investing accounts and a general checking account.

9. LEASE COMMITMENTS

   OPERATING LEASES

   The Company is obligated under operating leases expiring at various dates through 2008. These leases are for computer and office equipment, buildings and vehicles.

   Future minimum lease payments for operating leases for each of the year ending December 31, 2002 are as follows:

   2003                                                             $ 1,909,270
   2004                                                               1,576,060
   2005                                                               1,187,277
   2006                                                                 511,506
   2007                                                                 120,108
   Thereafter                                                             3,596
                                                                    -----------
        Total                                                       $ 5,307,817
                                                                    ===========

   Total rent expense was $4,083,490 in 2002.

   In connection with several of the above equipment leases, the Company incurred additional costs to construct the equipment and to cover finance costs for funds advanced by the lessor during construction. The total costs were deferred until the leases were executed and are being amortized over the term of the leases. These costs are included in fixed assets. Amortization expense attributable to the lease costs was $166,508 for the year ended December 31, 2002.

10. COMMITMENTS AND CONTINGENCIES

   WORKERS COMPENSATION INSURANCE
   For the year ended December 31, 2002, the Company partially self-insured workers compensation claims. The company is responsible for up to $100,000 per incident for the year ended December 31, 2002 and up to $700,000 in the aggregate for a policy year. Amounts above these

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

      limits are covered by insurance. As of the end of the policy year, the Company has reserved $259,857 for 2002 for possible losses on outstanding claims.

      LEGAL MATTERS
      The Company is subject to legal proceedings and claims, which arise in the ordinary course of business. The Company, after consultation with legal counsel, believes that the disposition of these matters will not have a material adverse effect on the financial condition, results of operation or liquidity of the Company.

11.   INCOME TAXES (RESTATED)

The components of the income tax provision for the year ended December 31, 2002 consisted of:

CURRENT TAX PROVISION
Federal                                         $123,681
State                                             25,332
                                                --------
     Total current provision                     149,013
                                                --------

DEFERRED TAX PROVISION
Federal                                          321,466
State                                             65,843
                                                --------
     Total deferred tax provision                387,309
                                                --------
Provision for income taxes                      $536,322
                                                ========

A reconciliation of the difference between the Company's effective income tax rate and the statutory federal income tax rate is as follows:

                                                  % OF
U.S. statutory regular tax rate                     34.0%
State income tax, net of U.S. federal
  income tax benefit                                 4.7%
Permanent differences                                3.1%
                                                --------
Provision for income taxes                          41.8%
                                                ========

Deferred income taxes result from temporary differences in the financial basis of assets and liabilities. The types of differences that give rise to deferred income tax liabilities or assets as of December 31, 2002 are as follows:

DEFERRED TAX ASSETS
Accounts receivable reserves                 $   208,080
Employee benefits                              2,058,369
Contribution carryforward                        115,860
                                             -----------
     Deferred tax assets                       2,382,309
                                             -----------

DEFERRED TAX LIABILITIES
Fixed assets                                  (1,684,338)
Inventory                                     (4,800,550)
Other                                           (224,536)
                                             -----------
     Deferred tax liabilities                 (6,709,424)
                                             -----------
     Net deferred tax liabilities            $(4,327,115)
                                             ===========

As of December 31, 2002, the Company had a contribution deduction carryforward of $538,789 which begins to expire in 2006.

12.   COMMON STOCK

      In 2002, a dividend of $1 per share was declared and paid on Class C common stock and ESOP common stock totaling $512,251. There were no dividends declared but unpaid as of December 31, 2002.

13.   CONCENTRATION OF CREDIT RISK

      The Company has cash at a financial institution, which is in excess of Federal Deposit Insurance Corporation ("FDIC") limits of $100,000. At December 31, 2002, the Company's uninsured cash balance totaled $1,162,983.


14.   SUBSEQUENT EVENT

      On September 2, 2003, the Company completed its sale of the business and assets of the Company to UniFirst Corporation pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of July 17, 2003, by and among UniFirst Corporation and all of the stockholders of the Company.

TEXTILEASE CORPORATION
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In Thousands)

                                                                                                    DECEMBER 31, 2002
                                                                              JUNE 30, 2003            (RESTATED)
      Assets
      Current Assets:
      Cash                                                                      $  1,790                $    930
      Marketable securities                                                           41                      41
      Accounts receivable, trade (net)                                             8,287                   8,095
      Inventories                                                                 23,035                  23,656
      Prepaid expenses                                                             1,467                   1,509
                                                                                --------                --------

      Total current assets                                                        34,620                  34,231
                                                                                --------                --------

 PROPERTY, PLANT AND EQUIPMENT, net                                               19,232                  18,734

 OTHER ASSETS
      Cash surrender value - officer's life
         insurance, net of loans                                                   1,018                   1,119
      Goodwill                                                                    10,179                  10,179
      Intangible assets, net                                                       1,228                   1,228
      Receivable from insurance trusts                                             1,897                   1,897
      Deposits                                                                       160                     540
      Other assets                                                                 1,901                   1,101
                                                                                --------                --------
      Total other assets                                                          16,383                  16,064
                                                                                --------                --------

      Total assets                                                              $ 70,235                $ 69,029
                                                                                ========                ========

      Liabilities and Stockholders' Equity

 CURRENT LIABILITIES
      Accounts payable, trade                                                   $  3,323                $  4,879
      Accrued expenses                                                             2,980                   3,421
      Payroll and sales taxes payable                                                438                      --
      Income taxes payable                                                           327                      --
      Deferred taxes, current                                                      3,554                   3,461
      ESOP contribution payable and deferred compensation                          1,647                     969
      Notes payable                                                                9,872                   8,329
      Current maturity of long-term debt                                           3,265                   2,384
                                                                                --------                --------

      Total current liabilities                                                   25,406                  23,443
                                                                                --------                --------

 LONG-TERM LIABILITIES
      Deferred income taxes, net of current                                          889                     866
      Deferred compensation, net of current                                        3,852                   3,737
      Long-term debt, net of current                                               7,874                   9,933
                                                                                --------                --------

      Total long-term liabilities                                                 12,615                  14,536
                                                                                --------                --------

      Total liabilities                                                           38,021                  37,979
                                                                                --------                --------

 STOCKHOLDERS' EQUITY
      Common stock, class A                                                          513                     513
      Common stock, class B                                                          538                     538
      Common stock, class C                                                           50                      50
      ESOP stock                                                                     206                     206
      Additional paid-in capital                                                  11,868                  11,868
      Retained earnings                                                           19,811                  18,647
     Stockholders notes receivable                                                  (244)                   (244)
      Other comprehensive income                                                    (528)                   (528)
                                                                                --------                --------
      Total stockholders' equity                                                  32,214                  31,050
                                                                                --------                --------

      Total liabilities and stockholders' equity                                $ 70,235                $ 69,029
                                                                                ========                ========

TEXTILEASE CORPORATION
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(IN THOUSANDS)

                                                                                SIX MONTHS ENDED            SIX MONTHS ENDED
                                                                                  June 30, 2003               June 30, 2002
                                                                                ----------------            ----------------

Revenues                                                                             $ 47,263                    $ 47,597

Costs and expenses:
 Operating costs                                                                       25,868                      26,264
 Selling and administrative expenses                                                   16,610                      18,620
 Depreciation expense                                                                   1,273                       1,421
 Amortization expense                                                                     201                         201
                                                                                     --------                    --------

 Total Costs and Expenses                                                              43,952                      46,506
                                                                                     --------                    --------

 Income from Operations                                                                 3,311                       1,091
                                                                                     --------                    --------

 Other Income (Expense)
 Interest Income                                                                           38                           4
 Interest Expense                                                                        (664)                       (867)
 Other                                                                                    (12)                       (212)
                                                                                     --------                    --------

    Total Other Expense                                                                  (638)                     (1,075)
                                                                                     --------                    --------

 Income before income taxes                                                             2,673                          16
                                                                                     --------                    --------

 INCOME TAXES
 Provision for income taxes, current                                                    1,340                         410
 Deferred income taxes                                                                   (271)                       (403)
                                                                                     --------                    --------

 Total income taxes                                                                     1,069                           7
                                                                                     --------                    --------
 Net Income                                                                          $  1,604                    $      9
                                                                                     ========                    ========

TEXTILEASE CORPORATION
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In Thousands)


                                                                            SIX MONTHS ENDED     SIX MONTHS ENDED
                                                                             June 30, 2003        June 30, 2002
                                                                            ----------------     ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                                                $ 1,604              $     9

      Adjustments to reconcile net loss to net cash provided by
             operating activities
      Depreciation                                                                1,273                1,421
      Amortization                                                                  201                  201
      Bad debt expense                                                              141                  159
      Deferred income taxes                                                        (271)                (403)
      ESOP expense                                                                  625                  631
      Gain on disposal of property and equipment                                      6                   (1)
      Changes in assets and liabilities
         Accounts receivable - trade                                               (333)                 784
         Inventories                                                                620                1,274
         Due from taxing authorities                                                344                  410
         Miscellaneous receivables                                                  216                  327
         Prepaid expenses                                                          (191)                (703)
         Cash surrender value - officers' life insurance                            100                  103
         Deposits                                                                   380                  201
         Other assets                                                              (812)                 160
         Accounts payable - trade                                                (1,556)              (1,017)
         Accrued expenses, payroll & sales tax liabilities                           (2)                (100)
         Deferred compensation                                                      115                  (20)
                                                                                -------              -------
            Total adjustments                                                       856                3,427
                                                                                -------              -------
            Net cash provided by operating activities                             2,460                3,436
                                                                                -------              -------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of property and equipment                                        (1,966)                (830)
      Payments to insurance trusts                                                    0                  (18)
                                                                                -------              -------
            Net cash used in investing activities                                (1,966)                (848)
                                                                                -------              -------

CASH FLOWS FROM FINANCING ACTIVITIES
      Net payments on short-term debt                                             1,543                 (885)
      Net payments on long-term debt                                             (1,690)              (2,000)
      Repayment of capital lease obligations                                       (155)                 (76)
      Borrowings on capital lease                                                   668                  322
                                                                                -------              -------
            Net cash used in financing activities                                   366               (2,639)
                                                                                -------              -------
            Net decrease in cash                                                    860                  (51)
                                                                                -------              -------

            Cash, Beginning of period                                               930                1,321
                                                                                -------              -------
            Cash, End of period                                                 $ 1,790              $ 1,270
                                                                                =======              =======


TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 3003
-------------------------------------------------------------------------------

1.    ORGANIZATION

      Textilease Corporation (the "Company") was formed in November 1947 for the primary purpose of leasing uniforms to businesses in the Mid-Atlantic Region. The Company has expanded to encompass leasing and direct sale of workplace products that enhance the appearance of the workplace, and enhance the appearance, health and well-being of employees. Textile products, including garments, high quality restaurant linen, mats, shop towels, mops and other products have a target market of the Southeastern United States, as do workplace first aid and safety products that are personally delivered by van-based sales representatives. Direct shipment of first aid and safety products at the retail and wholesale distribution level takes place nationally through two wholly owned subsidiaries.

      In addition, a subsidiary garment manufacturing plant in Puerto Rico supplies products to Textilease Corporation and other purchasers.

      Textilease Corporation grants credit to a wide variety of businesses in diverse industries throughout the United States.

2.    INTERIM FINANCIAL INFORMATION

      These condensed consolidated financial statements have been prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, the Company believes that the information furnished reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary to a fair statement of results for the interim period. Results for an interim period are not indicative of any future interim periods or for an entire fiscal year.

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 3003
-------------------------------------------------------------------------------

 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      INVENTORIES
      Inventories consist of new goods and supplies, and rental merchandise in service. New goods and supplies are valued at the lower of average cost or market. Rental merchandise in service is stated at cost less amortization, which is not in excess of market, and is amortized over service lives ranging from 6 to 36 months.

      The components of inventories as of June 30, 2003 and December 31, 2002, respectively, are as follows:

                                                          June 30, 2003      December 31, 2002

      New goods and supplies                              $   9,831,845          $   9,775,645
      Rental merchandise in service                          13,202,863             13,879,513
                                                          -------------          --------------
                                                          $  23,034,708          $  23,655,158
                                                          =============          ==============

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 3003
-------------------------------------------------------------------------------

      DEFERRED COMPENSATION
      The Company has deferred compensation plans with certain key employees. There are a variety of plans, but generally compensation is earned over a 30 year period with a minimum period of 10 years of service needed before contract rights vest. Benefits would be paid at retirement age, disability or death, over a period of 10 years.

      The present value of benefits payable at retirement is being accrued as deferred compensation expense over the period from the date of the contract through the first date the employees are eligible to receive full benefits. Present value is determined using discount rates determined at inception of the contract.

TEXTILEASE CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 3003
-------------------------------------------------------------------------------

      GUARANTEES AND INDEMNIFICATIONS
      In the ordinary course of business, the Company may enter into agreements for the supply of goods or services to customers that provide warranties to the customer on one or more of the following: (i) the quality of the goods and services supplied by the Company; (ii) the performance of the goods supplied by the Company; and (iii) the Company's compliance with certain specifications and applicable laws and regulations in supplying the goods and services. Liability under such warranties often is limited to a maximum amount, by the extent of the liability, or by the time period within which a claim must be asserted. The Company's warranty obligations under such supply agreements were immaterial. Additionally, the Company may enter into service agreements with service providers in which it agrees to indemnify the service provider against certain losses and liabilities arising from the service provider's performance under the agreement. Generally, such indemnification obligations do not apply in situations in which the service provider is grossly negligent, engages in willful misconduct, or acts in bad faith. The Company's liability under such service agreements was immaterial.

4.    RESTATEMENT

      During 2003, the Company determined that it had not accounted for a deferred compensation obligation with one of its key executives. The 2002 financial statements and the December 31, 2001 retained earnings balance have been restated to reflect the correction of this error. The effect of this correction on the December 31, 2002 Consolidated Balance Sheet was to increase accrued deferred compensation by $1,001,000 and to decrease deferred tax liabilities by $386,000 and retained earnings by $615,000. The effect of this correction on retained earnings as of December 31, 2001 was a decrease of $559,000. The effect of this correction on the 2002 Consolidated Statement of Income was to increase general and administrative costs, decrease income from operations by $91,000, decrease the provision for income taxes by $35,000 and to decrease Net Income by $56,000.